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                                                                    EXHIBIT 99.1


             LANNETT(R) COMPANY, INC ANNOUNCES THE APPROVAL OF ITS
                          LEVOTHYROXINE SODIUM PRODUCT


         PHILADELPHIA, PA - June 24, 2004 - LANNETT(R) COMPANY, INC. (AMEX: LCI) is delighted to announce that Jerome Stevens Pharmaceutical, Inc. (JSP), Lannett's exclusive supplier, has received a letter from the Food and Drug Administration (FDA) approving the bioequivalence of its levothyroxine sodium tablet to Levoxyl(R), which is marketed by Monarch Pharmaceutical, a division of King Pharmaceuticals, Inc.

         Levothyroxine sodium tablets are used to treat hypothyroidism and other thyroid disorders. It is one of the most prescribed drugs in the United States with over 13 million patients. According to market research, the annual retail sales for Levoxyl(R) is estimated to be approximately $344 million. A Lannett spokesperson stated "We are excited about this approval; and we are shipping the product to our customers immediately."

         Lannett's common stock trades on the American Stock Exchange under the symbol "LCI". For more information, please call Investor Relations at 215-333-9000.


THIS PRESS RELEASE CONTAINS CERTAIN STATEMENTS OF A FORWARD-LOOKING NATURE RELATING TO FUTURE EVENTS OR FUTURE BUSINESS PERFORMANCE. ANY SUCH STATEMENTS THAT REFER TO LANNETT'S ESTIMATED OR ANTICIPATED FUTURE FINANCIAL RESULTS, FUTURE INVENTORY LEVELS, FUTURE COMPETITION OR PRICING, FUTURE LEVELS OF OPERATING EXPENSES, PRODUCT DEVELOPMENT EFFORTS OR PERFORMANCE, OR OTHER NON-HISTORICAL FACTS ARE FORWARD-LOOKING AND REFLECT LANNETT'S CURRENT PERSPECTIVE OF EXISTING TRENDS AND INFORMATION. THESE STATEMENTS INVOLVE RISKS AND UNCERTAINTIES THAT CANNOT BE PREDICTED OR QUANTIFIED AND, CONSEQUENTLY, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, THE UNCERTAINTY THAT ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE PRELIMINARY RESULTS DESCRIBED IN THIS PRESS RELEASE, RATES OF SALE OF CUSTOMER INVENTORIES, THE SUCCESS OF LANNETT'S PRODUCT DEVELOPMENT ACTIVITIES AND THE TIMELINESS WITH WHICH REGULATORY AUTHORIZATIONS AND PRODUCT ROLL-OUT MAY BE ACHIEVED, MARKET ACCEPTANCE OF LANNETT'S PRODUCTS AND THE IMPACT OF COMPETITIVE PRODUCTS AND PRICING, THE AVAILABILITY ON COMMERCIALLY REASONABLE TERMS OF RAW MATERIALS AND OTHER THIRD PARTY SOURCED PRODUCTS, SUCCESSFUL COMPLIANCE WITH EXTENSIVE, COSTLY, COMPLEX AND EVOLVING GOVERNMENTAL REGULATIONS AND RESTRICTIONS, EXPOSURE TO PRODUCT LIABILITY AND OTHER LAWSUITS AND CONTINGENCIES, AND OTHER RISKS AND UNCERTAINTIES DETAILED IN LANNETT'S MOST RECENT FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING BUT NOT LIMITED TO: LANNETT'S ANNUAL REPORT AND FORM 10-KSB FOR THE YEAR ENDED JUNE 30, 2003.